Exhibit 3.1

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

SUNDIAL GROWERS INC.

WAS INCORPORATED IN ALBERTA ON 2006/08/19.

Certified Copy

Articles of Incorporation

For

SUNDIAL GROWERS INC.

Share Structure:	SEE SCHEDULE “A” ATTACHED
Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE

Registration Authorized By:	KRISTINE DOW
SOLICITOR

Certified Copy

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2006/08/19

Corporate Access Number: 2012627127

Service Request Number:	9023947

Alberta Corporation Type:	Named Alberta Corporation

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

REGISTERED ADDRESS

Street:	15 SPRING GATE ESTATES

Legal Description:

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3L2

RECORDS ADDRESS

Street:

Legal Description:

City:

Province:

Postal Code:

ADDRESS FOR SERVICE BY MAIL

Post Office Box:

City:

Province:

Postal Code:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	NONE

Professional Endorsement Provided:

Future Dating Required:

Registration Date:	2006/08/19

Director

Last Name:	SWIATEK

First Name:	STANLEY

Middle Name:	J.

Street/Box Number:	15 SPRING GATE ESTATES

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3L2

Country:

Resident Canadian:	Y

Last Name:	ZELLER

First Name:	IRENE

Middle Name:

Street/Box Number:	15 SPRING GATE ESTATES

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3L2

Country:

Resident Canadian:	Y

Last Name:	ABAD

First Name:	CARLITO

Middle Name:	A.

Street/Box Number:	35 CROOKED POND GREEN

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3E7

Country:

Resident Canadian:	Y

Last Name:	LADNER

First Name:	ARLENE

Middle Name:

Street/Box Number:	35 CROOKED POND GREEN

City:	CALGARY

Province:	ALBERTA

Postal Code:	T3Z 3E7

Country:

Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2006/08/19
Restrictions on Share Transfers	ELECTRONIC	2006/08/19

Registration Authorized By:	KRISTINE DOW
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE “A” TO THE ARTICLES OF INCORPORATION

SHARE STRUCTURE

The classes and any maximum number of shares that the Corporation is authorized to issue:

a.     Unlimited number of Class “A” voting shares without nominal or par value which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

b.     Unlimited number of Class “B” voting shares without nominal or par value which may be issued and allotted by the Corporation from time to time or such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

c.     Unlimited number of Class “C” non-voting shares without nominal or par value which do not carry voting rights whatsoever, and which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

d.     Unlimited number of Class “D” non-voting shares without nominal or par value which do not carry voting rights whatsoever, and which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation.

e.     The rights, privileges and restrictions applicable to the common shares of the capital stock of the Company are as follows:

(i)     The holders of a particular class of common shares shall be entitled to receive if, as and when declared by the Board of Directors, dividends on the capital paid up thereon to the exclusion of other classes of common shares;

(ii)     The holders of the common shares of the Corporation shall share equally in the assets of the Corporation upon the dissolution or winding-up of the Corporation.

f.     Unlimited number of Class “E” preferred shares without nominal or par value which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation and shall bear the following rights referred to in paragraph “h” herein.

g.     Unlimited number of Class “F” preferred shares without nominal or par value which may be issued and allotted by the Corporation from time to time for such consideration as may be paid from time to time, by resolution of the Directors of the Corporation and shall bear the following rights:

h.     The rights, privileges and restrictions applicable to the preferred share of the capital stock of the Company are as follows:

(i)     The shares may be redeemed by the Shareholder or retracted by the Company at such time and at a premium set by the Company by resolution of the Directors at the time the shares are first issued;

(ii)     The price at which, in the opinion of the Directors of the Company, such shares are obtainable but not exceeding an amount per share equal to the premium for redemption set by the Company at the time the shares were first issued;

(iii)     The shares will bear a fixed preferential non-cumulative cash dividend in a percentage (per annum) of the redemption amount to be set by the Company by resolution of the Directors at the time the shares are issued;

(iv)     The shares will be entitled to a prior return on liquidation or winding-up in an amount equal to the premium set when the shares were first issued;

(v)     The shares will be non-participating in profits except to the extent of the premium or redemption, retraction, buy-back, liquidation or winding-up as herein defined;

(vi)     The holders of the preferred shares will have the right to receive notice of a shareholder meeting and attend thereat but shall not have the right to vote at such meeting.

</plaintext>

SCHEDULE “B” TO THE ARTICLES OF INCORPORATION

RESTRICTIONS ON SHARE TRANSFER

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without approval of:

(i)     the Directors of the Corporation expressed by resolution passed by the votes cast by a majority of the Directors of the Corporation at a meeting of the Board of Directors or signed by all of the Directors of the Corporation; or

(ii)     the shareholders of the Corporation expressed by resolution passed by the voted cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

</plaintext>

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

SUNDIAL GROWERS INC.

AMENDED ITS ARTICLES ON 2014/04/07.

Certified Copy

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2014/04/07

Service Request Number:	21268344

Corporate Access Number:	2012627127

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	SUNDIAL GROWERS INC.

New French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE “C” ATTACHED

BCA Section/Subsection:	173(1) (D) (E) (H) AND (N)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed

2013	2013/07/02

2012	2012/07/03

2011	2011/07/08

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2006/08/19
Share Structure	ELECTRONIC	2006/08/19
Other Rules or Provisions	ELECTRONIC	2014/04/07
Share Structure	ELECTRONIC	2014/04/07

Registration Authorized By:	LOUISE K. LEE
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE “A”

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

1.	An unlimited number of Common shares, the holders of which are entitled:

(a)	to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)

to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any other classes of shares without being obliged to declare any dividends on the Common shares of the Corporation;

(c)

subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation.

2.	An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)

the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(b)

the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (2)(a); and

(c)

if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

</plaintext>

SCHEDULE “C”

OTHER RULES OR PROVISIONS:

1.

The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2.	The number of shareholders of the corporation, exclusive of i) persons who are in its employment and are shareholders of the corporation, and

ii)

persons, who, having been formerly in the employment of the corporation, were, while in that employment, shareholders of the corporation and have continued to be shareholders of that corporation after termination of that employment is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

3.	Any invitation to the public to subscribe for securities of the corporation is prohibited.

</plaintext>

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

SUNDIAL GROWERS INC.

AMENDED ITS ARTICLES ON 2014/05/09.

Certified Copy

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2014/05/09

Service Request Number:	21433564

Corporate Access Number:	2012627127

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	SUNDIAL GROWERS INC.

New French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE “C” ATTACHED

BCA Section/Subsection:

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed

2013	2013/07/02

2012	2012/07/03

2011	2011/07/08

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2006/08/19
Share Structure	ELECTRONIC	2006/08/19
Other Rules or Provisions	ELECTRONIC	2014/04/07
Share Structure	ELECTRONIC	2014/04/07
Consolidation, Split, Exchange	ELECTRONIC	2014/05/09

Registration Authorized By:	LOUISE K. LEE
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE: SHARE SPLIT

Pursuant to 173(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by changing each Common Share issued and outstanding into 81,866 Common Shares. Therefore the One Hundred (100) Common Shares issued and outstanding immediately prior to this amendment shall be changed to Eight Million One Hundred Eighty-Six Thousand Six Hundred (8,186,600) Common Shares in the amended share capital of the Corporation.

</plaintext>

Certified Copy

CORPORATE ACCESS NUMBER: 2012627127

Government

of Alberta ∎

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

SUNDIAL GROWERS INC.

AMENDED ITS ARTICLES ON 2015/10/19.

Certified Copy

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2015/10/19

Service Request Number:	24097064

Corporate Access Number:	2012627127

Legal Entity Name:	SUNDIAL GROWERS INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New Legal Entity Name:	SUNDIAL GROWERS INC.

New French Equivalent Name:

Nuans Number:	87283564

Nuans Date:	2006/07/28

French Nuans Number:

French Nuans Date:

Share Structure:	SEE SCHEDULE “A” ATTACHED

Share Transfers Restrictions:	SEE SCHEDULE “B” ATTACHED

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	10

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE “C” ATTACHED

BCA Section/Subsection:	173(1)(N)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed

2015	2015/10/19

2014	2014/10/09

2013	2013/07/02

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2006/08/19
Share Structure	ELECTRONIC	2006/08/19
Other Rules or Provisions	ELECTRONIC	2014/04/07
Share Structure	ELECTRONIC	2014/04/07
Consolidation, Split, Exchange	ELECTRONIC	2014/05/09
Other Rules or Provisions	ELECTRONIC	2015/10/19

Registration Authorized By:	STANLEY SWIATEK
PRESIDENT

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE C

OTHER RULES OR PROVISIONS:

1.     The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

</plaintext>